UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Annaly Capital Management, Inc.
(Name of Registrant as Specified In Its Charter)
________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANNALY CAPITAL MANAGEMENT, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held May 22, 2014

To the Stockholders of Annaly Capital Management, Inc.:

We will hold the annual meeting of the stockholders of Annaly on May 22, 2014, at 9:00 a.m., New York time, at the Warwick Hotel, 65 West 54th Street, New York, New York 10019, to consider and vote on the following proposals:

●	election of three directors for a term of three years each;
●	approval of a non-binding advisory resolution on our executive compensation;
●	ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014; and
●	any other matters as may properly come before our annual meeting or any adjournment or postponement thereof.

Only our common stockholders of record at the close of business on March 28, 2014, the record date for the annual meeting, may vote at the annual meeting and any adjournments or postponements of it.  A complete list of our common stockholders of record entitled to vote at the annual meeting will be available for inspection during the 10 business days before the annual meeting at our executive offices during ordinary business hours for proper purposes.

Your vote is very important.  Please exercise your right to vote.

If you attend the annual meeting in person, you will need to present your admission ticket, or an account statement showing your ownership of our common stock as of the record date, and valid government issued photo identification. The indicated portion of your proxy card or voter instruction card will serve as your admission ticket.

Our board of directors recommends that you vote:

●	“FOR” the election of each of the nominees as directors;
●	“FOR” approval of the non-binding advisory resolution on executive compensation; and
●	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014.

By order of the board of directors,

R. Nicholas Singh
Secretary
April 9, 2014

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting May 22, 2014. Our Proxy Statement and 2013 Annual Report to Stockholders are available at www.proxyvote.com.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MEETING	1
WHERE YOU CAN FIND MORE INFORMATION	5
PROPOSAL 1 ELECTION OF DIRECTORS	6
Class I Directors	7
Class II Directors	8
Class III Directors	9
CORPORATE GOVERNANCE, DIRECTOR INDEPENDENCE, BOARD MEETINGS AND COMMITTEES	10
Corporate Governance	10
Board Oversight of Risk	10
Independence of Our Directors	10
Board Leadership Structure	11
Board Committees, Charters and Policies	11
MANAGEMENT	15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ANNALY	16
EXECUTIVE OFFICERS AND COMPENSATION	18
Named Executive Officers	18
Compensation Discussion and Analysis	18
EQUITY COMPENSATION PLAN INFORMATION	22
COMPENSATION OF DIRECTORS	23
Director Compensation	24
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	25
REPORT OF THE AUDIT COMMITTEE	27
PROPOSAL 2 APPROVAL OF A NON-BINDING ADVISORY VOTE
APPROVING EXECUTIVE COMPENSATION	28
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	29
Relationship with Independent Registered Public Accounting Firm	29
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	30
ACCESS TO FORM 10-K	30
STOCKHOLDER PROPOSALS	30
OTHER MATTERS	30

i

ANNALY CAPITAL MANAGEMENT, INC.
1211 AVENUE OF THE AMERICAS, SUITE 2902
NEW YORK, NEW YORK 10036
______________________

2014 ANNUAL MEETING OF STOCKHOLDERS
______________________

PROXY STATEMENT

Annaly Capital Management, Inc. (“Annaly”, “we”, “our” or “us”) is furnishing this proxy statement in connection with our solicitation of proxies to be voted at our 2014 annual meeting of stockholders. We will hold the annual meeting at the Warwick Hotel, 65 West 54th Street, New York, New York 10019, on Thursday, May 22, 2014 at 9:00 a.m. New York time, and any postponements or adjournments thereof.  We are sending this proxy statement and the enclosed proxy to our stockholders commencing on or about April 11, 2014.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	What am I voting on?

A:	(1)	Election of three directors, Jonathan D. Green, John H. Schaefer and Francine J. Bovich, for terms of three years;

(2)	Approval of a non-binding advisory resolution on our executive compensation; and

(3)	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014.

Q:	How does the board of directors recommend that I vote on these proposals?

A:	Our board of directors recommends that you vote:

(1)	“FOR” the election of each of the nominees as directors;

(2)	“FOR” approval of the non-binding advisory resolution on executive compensation; and

(3)	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014.

Q:	Who is entitled to vote at the meeting?

A:	Only common stockholders of record as of the close of business on March 28, 2014, the record date, are entitled to vote at the meeting.

Q:	What quorum is required for the meeting?

A:
A quorum will be present at the annual meeting if a majority of the votes entitled to be cast are present, in person or by proxy.  Since there were 947,488,945 outstanding shares of common stock, each entitled to one vote per share, as of the record date, we will need at least 473,744,473 votes present in person or by proxy at the annual meeting for a quorum to exist.  If a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned to solicit additional proxies.

Q:	What are the voting requirements that apply to the proposals discussed in this proxy statement?

A:	The voting requirements are as follows:

Proposal	Vote Required	Discretionary Voting Allowed?
(1) Election of directors	Majority	No
(2) Advisory vote on our executive compensation	Majority	No
(3) Ratification of the appointment of Ernst & Young LLP	Majority	Yes

“Majority” means (a) with regard to the election of directors, the affirmative vote of a majority of all the votes cast on the election of a director on a per director basis; provided, however, that in an election of directors, if the number of nominees exceeds the number of directors to be elected at such meeting, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting; and (b) with regard to the advisory vote on our executive compensation and the ratification of the appointment of Ernst & Young LLP, a majority of the votes cast at the annual meeting.

“Discretionary voting” occurs when a bank, broker, or other holder of record does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal as to which the rules of the New York Stock Exchange permit such bank, broker, or other holder of record to vote.  When banks, brokers, and other holders of record are not permitted under the New York Stock Exchange rules to vote the beneficial owner’s shares on a proposal, and there is at least one other proposal on which discretionary voting is allowed, the affected shares are referred to as broker “non-votes.”

Q:	What is the effect of abstentions and broker “non-votes”?

A:
Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.  An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote.  Broker “non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum at the annual meeting.

Abstentions and broker non-votes, if any, will have no effect on the election of the directors (Proposal No. 1), the advisory vote on our executive compensation (Proposal No. 2) and the ratification of the appointment of Ernst & Young LLP (Proposal No. 3).

Q:	How will my shares be voted if I do not specify how they should be voted?

A:	Properly executed proxies that do not contain voting instructions will be voted as follows:

(1)	Proposal No. 1: FOR the election of directors;

(2)	Proposal No. 2: FOR the advisory vote on our executive compensation; and

(3)	Proposal No. 3: FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm.

The individuals named as proxies by a stockholder may vote for one or more adjournments of the annual meeting, including adjournments to permit further solicitations of proxies.

We do not expect that any matter other than the proposals described above will be brought before the annual meeting.  If, however, other matters are properly presented at the annual meeting, the individuals named as proxies will vote in accordance with the recommendation of our board of directors.

Q:	What do I do if I want to change my vote?

A:
You may revoke a proxy at any time before it is voted by filing with us a duly executed revocation of proxy, by submitting a duly executed proxy to us with a later date or by appearing at the annual meeting and voting in person.  You may revoke a proxy by any of these methods, regardless of the method used to deliver your previous proxy.  Attendance at the annual meeting without voting will not itself revoke a proxy.

Q:	How will voting on any other business be conducted?

A:
Other than the three proposals described in this proxy statement, we know of no other business to be considered at the annual meeting.  If any other matters are properly presented at the meeting, your signed proxy card authorizes Wellington J. Denahan, our Chairman of the board of directors and Chief Executive Officer, and R. Nicholas Singh, our Secretary, to vote on those matters according to their best judgment.

Q:	Who will count the vote?

A:	Representatives of Broadridge Financial Solutions, Inc., the independent Inspector of Elections, will count the votes.

Q:	Who can attend the annual meeting?

A:
All stockholders of record as of March 28, 2014 can attend the annual meeting, although seating is limited.  If your shares are held through a broker and you would like to attend, please either (1) write us at Investor Relations, Annaly Capital Management, Inc., 1211 Avenue of the Americas, Suite 2902, New York, New York 10036 or email us at investor@annaly.com, or (2) bring to the meeting a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker).

In addition, you must bring valid, government issued photo identification, such as a driver’s license or a passport.  If you plan to attend, please check the box on your proxy card and return it as directed on the proxy card.  In addition, if you are a record holder of common stock, your name is subject to verification against the list of our record holders on the record date prior to being admitted to the annual meeting.  If you are not a record holder but hold shares in street name, that is, with a broker, dealer, bank or other financial institution that serves as your nominee, you should be prepared to provide proof of beneficial ownership on the record date, or similar evidence of ownership.  If you do not provide valid government issued photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

Security measures will be in place at the meeting to help ensure the safety of attendees.  Metal detectors similar to those used in airports may be located at the entrance to the auditorium and briefcases, handbags and packages may be inspected.  No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting.  Anyone who refuses to comply with these requirements will not be admitted.

Q:	How will we solicit proxies for the annual meeting?

A:
We are soliciting proxies by mailing this proxy statement and proxy card to our stockholders.  We will pay the expenses incurred in connection with the printing and mailing of this proxy statement.  In addition to solicitation by mail, our directors and officers and employees of our subsidiaries and Annaly Management Company LLC (our “Manager”), who will not be specially compensated, may solicit proxies from our stockholders by telephone, facsimile or other electronic means or in person.  Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by these persons, and we will reimburse them for their reasonable out-of-pocket expenses.  We will bear the total cost of soliciting proxies.

We have retained Innisfree M&A Incorporated, a proxy solicitation firm, to assist us in the solicitation of proxies in connection with the annual meeting.  We will pay Innisfree a fee of $15,000 for its services.  In addition, we may pay Innisfree additional fees depending on the extent of additional services requested by us and will reimburse Innisfree for expenses Innisfree incurs in connection with its engagement by us.  In addition to the fees paid to Innisfree, we will pay all other costs of soliciting proxies.

Stockholders have the option to vote over the internet or by telephone.  Please be aware that if you vote over the internet, you may incur costs such as telephone and access charges for which you will be responsible.

Q:	What is “Householding” and does Annaly do this?

A:
Householding is a procedure approved by the Securities and Exchange Commission (the “SEC”) under which stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials receive only one copy of a company’s proxy statement and annual report from a company, bank, broker or other intermediary, unless one or more of these stockholders notifies the company, bank, broker or other intermediary that they wish to continue to receive individual copies.  We engage in this practice, which is known as “householding,” as it reduces our printing and postage costs.  However, if a stockholder of record residing at such an address wishes to receive a separate annual report or proxy statement, he or she may request it orally or in writing by contacting us at Annaly Capital Management, Inc., 1211 Avenue of the Americas, Suite 2902, New York, New York 10036, Attention: Investor Relations, by emailing us at investor@annaly.com, or by calling us at 212-696-0100, and we will promptly deliver to the stockholder the requested annual report or proxy statement.  If a stockholder of record residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact us in the same manner.  If you are an eligible stockholder of record receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner.  If you own your shares through a bank, broker or other nominee, you can request householding by contacting the nominee.

Q:	Could the Annual Meeting be postponed or adjourned?

A:	If a quorum is not present or represented, our bylaws permit the chairman of the meeting to postpone or adjourn the meeting, without notice other than an announcement.

Q:	Who can help answer my questions?

A:	If you have any questions or need assistance voting your shares or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

Annaly Capital Management, Inc.
1211 Avenue of the Americas
Suite 2902
New York, NY 10036
Phone: (212) 696-0100
Facsimile: (212) 696-9809
Email: investor@annaly.com
Attention:  Investor Relations

Our principal executive offices are located at 1211 Avenue of the Americas, Suite 2902, New York, New York 10036.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at Public Reference Room, 100 F Street, N.E., Washington, D.C.  20549.

Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning us may also be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.

Our website is www.annaly.com. We make available on this website under “Investor Relations - SEC Filings,” free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC.

PROPOSAL 1 ELECTION OF DIRECTORS

At the annual meeting, the stockholders will vote to elect three class III directors, whose terms will expire at our annual meeting of stockholders in 2017, subject to the election and qualification of their successors or to their earlier death, resignation or removal.

We have three classes of directors.  Our class I directors serve until our annual meeting of stockholders in 2015.  Our class II directors serve until our annual meeting of stockholders in 2016.  Our class III directors elected at this year’s meeting will serve until our annual meeting of stockholders in 2017.  Set forth below are the names and certain biographical information on each of our nominees for our class III directors as well as our class I directors and class II directors.

Our board of directors currently consists of 9 directors.  John A. Lambiase has notified the board of directors that he will not stand for reelection at the 2014 annual meeting and will no longer serve on the board of directors following the 2014 annual meeting. Francine J. Bovich has been nominated to become a class III director commencing the date of the annual meeting subject to the vote of our stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR JONATHAN D. GREEN, JOHN H. SCHAEFER AND FRANCINE J. BOVICH AS DIRECTORS TO HOLD OFFICE UNTIL OUR ANNUAL MEETING OF STOCKHOLDERS IN 2017 AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.  THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE YOUR PROXY IN FAVOR OF THESE NOMINEES UNLESS YOU SPECIFY A CONTRARY CHOICE IN YOUR PROXY.

Name	Class	Age	Independent	Director Since	Committee Memberships
Wellington J. Denahan	I	50	No	January 1997	None
Michael Haylon	I	56	Yes	June 2008	Audit Risk
Donnell A. Segalas	I	56	Yes	January 1997	Compensation (Chair) Nominating/Corporate Governance
Kevin G. Keyes	II	46	No	November 2012	None
Kevin P. Brady	II	58	Yes	January 1997	Audit (Chair) Nominating/Corporate Governance Risk
E. Wayne Nordberg	II	75	Yes	May 2005	Compensation Nominating/Corporate Governance (Chair)
Jonathan D. Green	III	67	Yes	January 1997	Audit Compensation Risk (Chair)
John H. Schaefer	III	62	Yes	March 2013	Audit Compensation Risk
Francine J. Bovich	III	62	Yes	Nominee

Class I Directors

Wellington J. Denahan is Chairman of the board of directors and Chief Executive Officer of Annaly. Ms. Denahan was appointed Chairman of the board of directors and Chief Executive Officer of Annaly in November 2012. Previously, Ms. Denahan was appointed to serve as Co-Chief Executive Officer of Annaly in October 2012. Ms. Denahan was elected in December 1996 to serve as Vice Chairman of the board of directors. Ms. Denahan was Annaly’s Chief Operating Officer from January 2006 to October 2012 and Chief Investment Officer from 2000 to November 2012. She was a co-founder of Annaly. Ms. Denahan has a B.A. in Finance from Florida State University.

The board of directors believes that Ms. Denahan’s qualifications include her significant oversight experience related to fixed income trading operations through years of serving as our Chief Operating Officer and Chief Investment Officer, her industry experience and expertise in the mortgage-backed securities markets, and her operational expertise.

Michael Haylon was elected in June 2008 to serve as a director.  Since January 2012, Mr. Haylon has served as Managing Director, Head of Investment Products at Conning, Inc.  From September 2010 to December 2011, Mr. Haylon served as Head of Investment Product Management at General Re – New England Asset Management.  He was Chief Financial Officer of the Phoenix Companies, Inc. from 2004 until 2007, and Executive Vice President and Chief Investment Officer of the Phoenix Companies in 2002 and 2003.  From 1995 until 2002, he held the position of Executive Vice President of Phoenix Investment Partners, Ltd. a NYSE-listed company, and President of Phoenix Investment Counsel, where he was responsible for the management and oversight of $25 billion in closed-end and open-end mutual funds, corporate pension funds and insurance company portfolios.  From 1990 until 1994 he was Senior Vice President of Fixed-Income at Phoenix Home Life Insurance Company. From 1986 until 1990, he was Managing Director at Aetna Bond Investors where he was responsible for management of insurance company and pension fund portfolios.  From 1980 until 1984 he was Senior Financial Analyst at Travelers Insurance Companies.  He began his career in 1979 in the commercial lending program at Philadelphia National Bank.  Mr. Haylon has previously served on the boards of Aberdeen Asset Management and Phoenix Investment Partners. He has a B.A. from Bowdoin College and a M.B.A. from the University of Connecticut.

The board of directors believes that Mr. Haylon’s qualifications include his significant leadership and management experience from his years of management and oversight of large financial asset portfolios, his prior board experience with other companies and his expertise in financial matters.

Donnell A. Segalas was elected in January 1997 to serve as a director.  Mr. Segalas is chair of the compensation committee, which provides oversight of the compensation paid to our Manager and also administers our 2010 Equity Incentive Plan.  Mr. Segalas is the Chief Executive Officer and a Managing Partner of Pinnacle Asset Management L.P., a New York-based alternative asset management firm. Additionally, Mr. Segalas is a member of Pinnacle’s Investment Committee and sits on the boards of their offshore funds.  Prior to joining Pinnacle in 2003, Mr. Segalas was Executive Vice President and Chief Marketing Officer for Alternatives at Phoenix Investment Partners. Mr. Segalas is a member of the Nantucket Historical Society. He received a B.A. from Denison University.

The board of directors believes that Mr. Segalas’s qualifications include his significant experience from his years of investing and managing private and public investment vehicles and his experience serving on investment and executive committees with other companies.

Class II Directors

Kevin P. Brady was elected on January 1997 to serve as a director and is chair of the audit committee, with oversight for financial disclosure, audit and general accounting activities. Mr. Brady is the Chief Executive Officer of ARMtech, a software company that he founded in 2007, which is dedicated to the financial reporting market.  In January of 2008, ThomsonReuters acquired TaxStream, a software company founded by Mr. Brady.  Prior to the acquisition, he served as Chief Executive Officer of TaxStream, providing product expertise, management and strategic direction for the company.  Mr. Brady was awarded a patent from the U.S. Patent and Trademark Office (No. 7627504) for the invention of the TaxStream product. Mr. Brady worked in various accounting and tax positions at PricewaterhouseCoopers from 1986 to 1994 and Merck from 1980 to 1986.  Mr. Brady holds a B.A. from McGill University, an M.B.A. from New York University and is a Certified Public Accountant (inactive).

The board of directors believes that Mr. Brady’s qualifications include his expertise in financial and accounting matters as well as his significant experience managing systems and companies focusing on the financial accounting market.

E. Wayne Nordberg was elected in May 2005 to serve as a director and is chair of the nominating/corporate governance committee.  Since 2008 he has served as Chairman of Hollow Brook Wealth Management LLC, a SEC registered investment advisor, which manages or advises $1.7 billion of investment assets, including the Lafayette College Endowment Fund.  From January 2003 to November 2008, Mr. Nordberg served as a senior director of Ingalls & Snyder LLC, an NYSE member and registered investment advisor.  From 1998 to June 2002, Mr. Nordberg served as Vice Chairman of the board of KBW Asset Management, Inc., an affiliate of Keefe, Bruyette, & Woods, Inc., a registered investment advisor.  From 1988 to 1998, he served in various capacities for Lord, Abbett & Co., a mutual fund company, including partner and director of their family of funds.  Mr. Nordberg received his B.A. from Lafayette College, where he is a trustee emeritus.  He is a member of the Financial Analysts Federation and The New York Society of Security Analysts and is a trustee of the Atlantic Salmon Federation, The American Museum of Fly Fishing, The Anglers’ Club of New York, Glynwood Center and Yellowstone Park Foundation.  Mr. Nordberg also serves on the Investment Committee of The Jackson Laboratory and the National Wildlife Federation Endowment Fund.  Mr. Nordberg is also a director of PetroQuest Energy, Inc. and Reaves Utility Income Fund, both NYSE-listed companies.

The board of directors believes that Mr. Nordberg’s qualifications include his significant experience in serving at a senior executive level with a SEC registered investment advisor, his experience as a director of an asset management company and his service as a board member of other public companies.

Kevin G. Keyes is President of Annaly and is also a member of the board of directors. Prior to being named to his current role, Mr. Keyes served as Chief Strategy Officer and Head of Capital Markets at Annaly. Mr. Keyes has over 20 years of Capital Markets and Investment Banking experience.  He joined Annaly in 2009 from Bank of America Merrill Lynch where he served in various senior management and business origination roles since 2005. Prior to that, Mr. Keyes also worked at Credit Suisse First Boston from 1997 until 2005 in various capital markets roles and Morgan Stanley Dean Witter from 1990 until 1997 in various investment banking positions.  Mr. Keyes has a B.A. in Economics and a B.S. in Business Administration (ALPA Program) from the University of Notre Dame.

The board of directors believes that Mr. Keyes’s qualifications include his over 20 years of experience in investment banking and as an equity capital markets professional as well as his role in our operations management and oversight of our strategic planning and deep understanding of issues that are important to the company’s growth.

Class III Directors

Jonathan D. Green was elected in January 1997 to serve as a director and is chair of the risk committee.  Since January 2011, Mr. Green has served as a special advisor to Rockefeller Group International, Inc., a wholly owned subsidiary of Mitsubishi Estate Company, Ltd., operating under the brand of The Rockefeller Group.  He joined The Rockefeller Group in 1980 as Assistant Vice President and Real Estate Counsel.  In 1983 he was appointed Vice President, Secretary and General Counsel and in 1990 was elected Chief Corporate Officer.  On July 6, 1995 he was named President and Chief Executive Officer of Rockefeller Group Development Corporation and Rockefeller Center Management Corporation, both subsidiaries of The Rockefeller Group.  In October 2002 Mr. Green was named President and Chief Executive Officer of Rockefeller Group International, Inc., becoming Vice Chairman in January 2009.  He served as Vice Chairman until December 2010.  In his role as Vice Chairman, Mr. Green was active in formulating the strategic planning for the company and its subsidiaries, which include Rockefeller Group Development Corporation, Rockefeller Group Investment Management, Rockefeller Group Technology Solutions, Inc. and Rockefeller Group Business Centers.  Before joining The Rockefeller Group, Mr. Green was associated with the New York City law firm of Thacher, Proffitt & Wood.  He also serves on the board of trustees of the Wildlife Conservation Society.  Mr. Green graduated from Lafayette College and the New York University School of Law.

The board of directors believes that Mr. Green’s qualifications include his significant experience as a chief executive, his diverse and significant background in the real estate industry and his legal expertise.

John H. Schaefer was appointed to serve as a director in March 2013.  Mr. Schaefer has over 30 years financial services experience including serving as a member of the management committee of Morgan Stanley from 1998 through 2005 and as President and Chief Operating Officer of the Global Wealth Management division of Morgan Stanley.  Mr. Schaefer retired in February 2006 and from 2008 through 2012 served as a board member and chair of the audit committee of USI Holdings Corporation.  Mr. Schaefer has a B.B.A. in Accounting from the University of Notre Dame and an M.B.A. from the Harvard Graduate School of Business.

The board of directors believes that Mr. Schaefer’s qualifications include his broad financial services management experience, including management of strategic planning, capital management, human resources, internal audit and corporate communications as well as his board and audit committee experience.

Francine J. Bovich is a nominee to become a class III director, to be elected at the 2014 annual meeting.  Ms. Bovich has over 30 years of investment management experience lastly serving as a Managing Director of Morgan Stanley Investment Management from 1993-2010.  Since 2011, Ms. Bovich has been a trustee of The Bradley Trusts.  Ms. Bovich has also served as a board member of The Dreyfus Family of Funds since 2011, including currently serving as a board member of 39 registered investment funds within the fund complex.  These funds represent a broad scope of investment strategies including equities (US, non US, global, and emerging markets), taxable fixed income (US, global, non US, and emerging markets), municipal bonds, and cash management. From 1991 through 2005, Ms. Bovich served as the U.S. Representative to the United Nations Investment Committee, which advised a global portfolio of approximately $30 billion.  Ms. Bovich is a member of The Economic Club of New York, an emeritus trustee of Connecticut College and Chair of the Investment Sub-Committee for its endowment, and a director of Hill House, Inc.  Ms. Bovich has a B.A. in Economics from Connecticut College, New London, CT and an M.B.A. in Finance from New York University.

The board of directors believes that Ms. Bovich’s qualifications include her significant investment management experience and her experience serving as a trustee and board member.

CORPORATE GOVERNANCE, DIRECTOR INDEPENDENCE, BOARD MEETINGS AND COMMITTEES

Corporate Governance

We believe that we have implemented effective corporate governance policies and observe good corporate governance procedures and practices.  We have adopted a number of written policies, including corporate governance guidelines, code of business conduct and ethics and charters for our audit committee, compensation committee, nominating/corporate governance committee and risk committee.

Board Oversight of Risk

The board of directors is responsible for overseeing our risk management practices and committees of the board of directors assist it in fulfilling this responsibility. The board of directors established the risk committee, which is comprised solely of non-management directors, to assist the board in the oversight of our risk governance structure; our risk management and risk assessment guidelines and policies regarding market, credit and liquidity and funding risk; our risk tolerance, including risk tolerance levels and capital targets and limits; and our capital, liquidity, and funding.

As required by its charter, the audit committee has oversight for certain aspects of risk management, including review of the major franchise, reputational, legal and compliance exposures of the company, as well as, in coordination with the risk committee, guidelines and policies that govern the process for risk assessment and risk management.  At least annually, the audit committee reviews with management our risk management program which identifies and quantifies a broad spectrum of enterprise-wide risks and related action plans.  In 2013, our full board of directors participated in this review and discussion and expects to continue this practice as part of its role in the oversight of our risk management practices.  In addition, employees of our subsidiaries and our Manager report to the risk committee on various matters related to our risk exposures on a regular basis or more frequently, if appropriate.  At their discretion, members of the board of directors may also directly contact management to review and discuss any risk-related or other concerns that may arise between regular meetings.  Our board of directors reviewed with our compensation committee its compensation policies and practices applicable to the fees we pay our Manager under our management agreement that could affect our assessment of risk and risk management.  Following such review, we determined that our fee arrangement with our Manager does not create risks that are reasonably likely to have a material adverse effect on us.  As part of this risk assessment and management activities going forward, our board of directors also determined that it would undertake an annual review of our compensation policies and practices as they relate to risk.

Independence of Our Directors

New York Stock Exchange rules require that at least a majority of our directors be independent of our company and management.  The rules also require that our board of directors affirmatively determine that there are no material relationships between a director and us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) before such director can be deemed independent.  We have adopted independence standards consistent with New York Stock Exchange rules.  None of the corporations or organizations that have employed any of our independent directors or Mr. Lambiase during the past five years is a parent, subsidiary or other affiliate of Annaly.  In addition, our board of directors has reviewed both direct and indirect transactions and relationships that each of our directors and our nominee Francine J. Bovich had or maintained with us, our management and employees of our subsidiaries.  As a result of this review, our board of directors, based upon the fact that none of Kevin P. Brady, Jonathan D. Green, Michael Haylon, E. Wayne Nordberg, Donnell A. Segalas, John H. Schaefer and Francine J. Bovich have any relationships with us other than as directors and holders of our common stock, affirmatively determined that these six directors and our nominee Francine J. Bovich are independent under New York Stock Exchange rules.  Wellington J. Denahan and Kevin G. Keyes are not considered independent because they are officers of the company, and John A. Lambiase is not considered independent because one of our wholly owned subsidiaries employs his son.  We do not have a lead independent director.

Board Leadership Structure

Wellington J. Denahan, one of our founders, is our Chairman of the board of directors and Chief Executive Officer.  We believe that a combined Chairman of the board of directors and Chief Executive Officer position, together with independent directors serving as members and chairs of each of our board committees, and regularly scheduled sessions of the board and committees is the most appropriate board leadership structure for us at this time.  Experienced and independent directors, sitting on and chairing various committees, oversee our operations, risks, performance and business strategy.  Our board believes that for us, the combination of the Chairman of the board of directors and Chief Executive Officer positions takes advantage of Ms. Denahan’s talent and knowledge and effectively combines the responsibilities for strategy development and execution with management of day-to-day operations.  We also believe it provides us with clear leadership lines and reduces the potential for confusion or duplication of efforts.  Our board believes that given its strong governance practices, including the requirement that a majority of its members be independent, the combination of these two roles, provide an appropriate balance among strategy development, operational execution and independent oversight.  We believe that this structure has served us well as we have built ourselves to be one of the largest REITs in our sector.

Board Committees, Charters and Policies

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which sets forth the basic principles and guidelines for resolving various legal and ethical questions that may arise in the workplace and in the conduct of our business.  This code is applicable to our directors, officers and all employees of our subsidiaries as well as our Manager.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines which, in conjunction with the charters and key practices of our board committees, provide the framework for the governance of our company.

Other Charters

Our compensation committee, audit committee, nominating/corporate governance committee and risk committee have also adopted written charters which govern their conduct.

Where You Can Find These Documents

Our Code of Business Conduct and Ethics, Corporate Governance Guidelines, Compensation Committee Charter, Audit Committee Charter, Nominating/Corporate Governance Committee Charter and Risk Committee Charter are available on our website (www.annaly.com).  We will provide copies of these documents free of charge to any stockholder who sends a written request to Investor Relations, Annaly Capital Management, Inc., 1211 Avenue of the Americas, Suite 2902, New York, New York 10036.

Hedging Policy

We have a policy prohibiting all directors, officers and all employees of our subsidiaries as well as our Manager from engaging in any hedging transactions with respect to our equity securities held by them, which includes the purchase of any financial instrument (including forward contracts and zero cost collars) designed to hedge or offset any decrease in the market value of such equity securities.

Compensation Committee

We have a standing compensation committee.  The members of our compensation committee are Donnell A. Segalas (Chair), Jonathan D. Green, E. Wayne Nordberg, and John H. Schaefer, each of whom is an independent director within the meaning of the rules of the New York Stock Exchange.  The compensation committee administers our 2010 Equity Incentive Plan, or Incentive Plan, and recommends changes to the Incentive Plan to our board of directors when appropriate.  The compensation committee monitors from time to time any such payment and reserves the right to award compensation to the executives that may not qualify under Section 162(m) as deductible compensation.  Section 162(m) of the Internal Revenue Code denies a tax deduction for compensation in excess of $1 million paid to its named executive officers unless the compensation is performance-based within the meaning of Section 162(m).

Audit Committee

We have a standing audit committee.  The members of our audit committee are Kevin P. Brady (Chair), Jonathan D. Green, Michael Haylon, and John H. Schaefer.  Each member of our audit committee is an independent director within the meaning of the rules of the New York Stock Exchange, and Mr. Brady has been designated as our audit committee’s financial expert.  The audit committee recommends to our board of directors the engagement or discharge of independent registered public accountants, reviews the plan and results of the auditing engagement with our Chief Financial Officer and our independent registered public accountants, and reviews with our Chief Financial Officer the scope and nature of our internal auditing system.  The activities of the audit committee are described in greater detail below under the caption “Report of the Audit Committee.”

Nominating/Corporate Governance Committee

We have a standing nominating/corporate governance committee.  The members of our nominating/corporate governance committee are E. Wayne Nordberg (Chair), Kevin P. Brady and Donnell A. Segalas.  Each of the members of our nominating/corporate governance committee meets the independence requirements of the New York Stock Exchange.  Our nominating/corporate governance committee (i) recommends criteria for the selection of new directors, identifies individuals qualified to become board members and recommends to the board of directors persons to be nominated as directors or to be elected to fill vacancies on the board of directors; (ii) develops and recommends to the board of directors a set of corporate governance principles; (iii) provides oversight of the evaluation of the board of directors and management; and (iv) considers corporate governance matters, such as director retirement policies, succession plans for management and potential conflicts of interest of members of the board of directors and senior management and makes recommendations for change, as appropriate.  Our nominating/corporate governance committee will consider nominees recommended by our stockholders.  These recommendations should be submitted in writing to our Secretary.

Our nominating/corporate governance committee currently considers the following factors in making its recommendations to the board of directors:  background, skills, expertise, accessibility and availability to serve effectively on the board of directors.  Our nominating/corporate governance committee also conducts inquiries into the background and qualifications of potential candidates.  Although the nominating/corporate governance committee does not have a formal diversity policy, it believes that diversity is an important factor in determining the composition of the board of directors.  Additionally, the committee believes that it is critical to have a board of directors with diverse backgrounds in various areas as this contributes to our success and is in the best interests of our stockholders.

Our nominating/corporate governance committee uses a variety of methods for identifying and evaluating nominees for director. Our nominating/corporate governance committee regularly assesses the appropriate size of the board of directors, and whether any vacancies on the board of directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, our nominating/corporate governance committee considers various potential candidates for director.  Candidates may come to the attention of our nominating/corporate governance committee through current members of our board of directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of our nominating/corporate governance committee and may be considered at any point during the year.  As described above, our nominating/corporate governance committee considers properly submitted stockholder nominations for candidates for the board of directors.  Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by our nominating/corporate governance committee at a regularly scheduled or special meeting.  If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to our nominating/corporate governance committee. Our nominating/corporate governance committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder.  In evaluating such nominations, our nominating/corporate governance committee seeks to achieve a balance of knowledge, experience and capability on the board of directors.

Risk Committee

We have a standing risk committee.  The members of our risk committee are Jonathan D. Green (Chair), Kevin P. Brady, Michael Haylon, and John H. Schaefer.  Each member of the risk committee is an independent director within the meaning of the rules of the New York Stock Exchange. The risk committee assists the board in the oversight of our risk governance structure; our risk management and risk assessment guidelines and policies regarding market, credit and liquidity and funding risk; our risk tolerance, including risk tolerance levels and capital targets and limits; and our capital, liquidity, and funding.

Board and Committee Meetings

During 2013, our board of directors held fourteen meetings.  During 2013, the compensation committee held four meetings, the audit committee held five meetings, the nominating/corporate governance committee held two meetings, and the risk committee held two meetings.  Each director attended at least 75% of the aggregate number of meetings held by our board of directors and 75% of the aggregate number of meetings of each committee on which the director served.

We require each member of the board of directors to attend our annual meeting of stockholders except for absences due to causes beyond the reasonable control of the director.  All of our directors attended our 2013 annual meeting of stockholders.

Meetings of Non-Management Directors

Our corporate governance guidelines require that the board have at least two regularly scheduled meetings each year for our non-management directors.  These meetings, which are designed to promote unfettered discussions among our non-management directors, are presided over by Kevin Brady, a non-management director.

During 2013, our independent directors, without the participation of board members who are members of management, held six meetings.

Communications with the Board of Directors

Interested persons may communicate their comments, complaints or concerns by sending written communications to the board of directors, committees of the board of directors and individual directors by mailing those communications to:

Annaly Capital Management, Inc.
[Addressee*]
1211 Avenue of the Americas
Suite 2902
New York, NY 10036
Phone: (212) 696-0100
Facsimile: (212) 696-9809
Email: investor@annaly.com
Attention: Investor Relations

*       Audit committee of the board of directors
*       Compensation committee of the board of directors
*       Nominating/Corporate governance committee of the board of directors
*       Risk committee of the board of directors
*       Non-Management directors
*       Name of individual director

These communications are sent by us directly to the specified addressee.

MANAGEMENT

The following sets forth certain information with respect to our executive officers:

Name	Age	Title
Wellington J. Denahan	50	Chairman of the board of directors and Chief Executive Officer
Kevin G. Keyes	46	President and Director
Glenn A. Votek	55	Chief Financial Officer
R. Nicholas Singh	55	Chief Legal Officer and Secretary
Rose-Marie Lyght	40	Chief Portfolio Officer

Biographical information on Ms. Denahan and Mr. Keyes is provided above. Certain biographical information for Mr. Votek, Mr. Singh and Ms. Lyght is set forth below.

Glenn A. Votek was appointed to serve as Chief Financial Officer of Annaly and our subsidiary Fixed Income Discount Advisory Company (“FIDAC”) in August 2013.  Mr. Votek joined Annaly in May 2013 from CIT Group where he was an Executive Vice President and Treasurer since 1999 and President of Consumer Finance since 2012. Prior to that, Mr. Votek worked at AT&T and its finance subsidiary from 1986 until 1999 in various financial management roles. Mr. Votek has a B.S. in Finance and Economics from the University of Arizona/Kean College and a M.B.A. in Finance from Rutgers University.

R. Nicholas Singh is Chief Legal Officer and Secretary of Annaly and FIDAC.  Mr. Singh was employed by Annaly in February 2005.  From 2001 until he joined Annaly, he was a partner in the law firm of McKee Nelson LLP.  Mr. Singh has a B.A. from Carleton College, a Masters Degree from Columbia University and a J.D. from American University.

Rose-Marie Lyght was appointed to serve as Chief Portfolio Officer of Annaly in March 2014.  From November 2012 until March 2014, she was Co-Chief Investment Officer of Annaly and FIDAC.  Ms. Lyght was previously a Managing Director of Annaly and Chief Investment Officer of FIDAC.  She has been involved in the asset selection and financing for the investment vehicles managed by FIDAC.  Ms. Lyght was employed by Annaly in April 1999.  Ms. Lyght has a B.S. in Finance and a M.B.A. from Villanova University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ANNALY

The following table sets forth certain information as of March 25, 2014 relating to the beneficial ownership of our common stock by (i) our Chief Executive Officer, our current and former Chief Financial Officers and each of the other three of our most highly compensated executive officers at December 31, 2013 (the “named executive officers”), (ii) each of our directors and director nominee Francine J. Bovich, (iii) all of our executive officers and directors as a group and (iv) all persons that we know beneficially own more than 5% of our outstanding common stock.  Knowledge of the beneficial ownership of our common stock is drawn from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.  Except as otherwise indicated, to the best of our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder.

Beneficial Owner(1)	Number(2)	Percent(3)
Wellington J. Denahan	2,138,081	*
Kevin G. Keyes	300,000	*
Glenn A. Votek	-	*
James P. Fortescue(4)	471,261	*
Kristopher R. Konrad(5)	448,183	*
Kevin P. Brady	120,400	*
Jonathan D. Green	185,750	*
Michael Haylon	80,000	*
John Lambiase	198,062	*
Donnell A. Segalas	188,650	*
E. Wayne Nordberg	187,250	*
John H. Schaefer	35,000	*
Francine J. Bovich	-	*
Kathryn F. Fagan(6)	290,482	*
All executive officers and directors as a group (12 persons)	4,244,019	*
Blackrock , Inc.(7)	58,294,204	6.15%

*	Represents beneficial ownership of less than one percent of the common stock.
(1)	The business address of each director and named executive officer is c/o Annaly Capital Management, Inc., 1211 Avenue of the Americas, Suite 2902, New York, New York 10036.
(2)
For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the date of determination. In light of the nature of vested options, we have also included shares of common stock underlying vested options. The shares of common stock underlying vested options included in the above table are as follows:

Name	Number
Wellington J. Denahan	850,000
James P. Fortescue	311,000
Kristopher R. Konrad	233,500
Kevin P. Brady	76,250
Jonathan D. Green	140,000
Michael Haylon	80,000
John Lambiase	140,000
Donnell A. Segalas	112,500
E. Wayne Nordberg	125,000
All executive officers and directors as a group (12 persons)	1,970,750

(3)
For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days, including vested options are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership.

(4)	Mr. Fortescue resigned from the company effective March 13, 2014.
(5)	Mr. Konrad resigned from the company effective March 17, 2014.
(6)	Ms. Fagan, our former Chief Financial Officer and Treasurer, resigned from the company effective August 14, 2013.
(7)
The address for this stockholder is 40 East 52nd Street, New York, NY 10022. The shares shown as beneficially owned by BlackRock, Inc. reflect shares owned on its own behalf and on behalf of the following subsidiaries: BlackRock Advisors, LLC; BlackRock Financial Management, Inc.: BlackRock Investment Management, LLC; BlackRock Investment Management (Australia) Limited; BlackRock (Luxembourg) S.A.; BlackRock (Netherlands) B.V.; BlackRock Fund Managers Limited; BlackRock Life Limited; BlackRock Asset Management Canada Limited; BlackRock Asset Management Deutschland AG; BlackRock Asset Management Ireland Limited; BlackRock Advisors (UK) Limited; BlackRock Fund Advisors; BlackRock Fund Management Ireland Limited; BlackRock International Limited; BlackRock Institutional Trust Company, N.A.; BlackRock Japan Co. Ltd.; BlackRock Investment Management (UK) Limited; and iShares (DE) I InvAG mit Teilgesellschaftsvermogen.  BlackRock, Inc. reported beneficially owning 58,294,204 shares of common stock with the sole power to vote or to direct the vote of 53,153,864 shares of common stock, the shared power to vote or to direct the vote of zero shares of common stock, the sole power to dispose or to direct the disposition of 58,294,204 shares of common stock and the shared power to dispose or to direct the disposition of zero shares of common stock. Based solely on information contained in a Schedule 13G filed by BlackRock, Inc. on February 10, 2014.

EXECUTIVE OFFICERS AND COMPENSATION

Named Executive Officers

Our “named executive officers” at December 31, 2013, which consist of the executive officers who appear in the “Summary Compensation Table” below, are:

Name	Title
Wellington J. Denahan	Co-founder, Chairman of the board of directors and Chief Executive Officer
Kevin G. Keyes	President and Director
Glenn A. Votek	Chief Financial Officer
James P. Fortescue	Former Chief Operating Officer
Kristopher R. Konrad	Former Co-Chief Investment Officer
Kathryn F. Fagan	Former Chief Financial Officer and Treasurer

Compensation Discussion and Analysis

As a result of an externalization transaction, we are managed by Annaly Management Company LLC, or the Manager.  We pay the Manager a management fee of 1.05% of our stockholders’ equity (as defined in the management agreement), and it pays all of the compensation to our named executive officers and its employees.  While some of our employees remain employed by our subsidiaries for regulatory or corporate efficiency reasons, all compensation expenses related to such personnel reduce the management fee we pay to the Manager.

Although the Manager commenced performance of the management of Annaly on July 1, 2013, our shareholders received the benefit of the compensation savings created by the externalization for the entire 2013 calendar year pursuant to a pro forma adjustment to the 2013 management fee.  We calculated a pro forma management fee, which was the management fee as if we were managed by the Manager from January 1, 2013 until July 1, 2013, and the actual amount of cash compensation paid to all of our employees (and employees of our subsidiaries) from January 1, 2013 until July 1, 2013 reduced the amount of the management fee owed to the Manager.  See “Certain Relationships and Related Transactions” for a discussion of the fees paid to the Manager.

Employment Agreements

We had in effect employment agreements with each of our named executive officers through the date of the externalization, July 1, 2013.  Pursuant to these employment agreements, we paid our named executive officers a base salary to compensate them for services rendered through the date of the externalization, July 1, 2013.  The employment agreements also provided for a targeted bonus amount for each named executive officer.  We did not pay any of our named executive officers any bonus amounts in 2013 and there were no potential termination payments payable to our named executive officers as of December 31, 2013.

As part of the externalization, all of our named executive officers terminated their employment agreements with us.  The termination agreements provided that there was no acceleration of incentive compensation in connection with the named executive officer’s termination.

Consideration of “Say-on-Pay” and “Say on Frequency” Voting Results

At our 2013 annual meeting of stockholders, we submitted our advisory vote on the fiscal year 2012 compensation of our named executive officers (commonly known as a “Say-on-Pay” vote) for the consideration of our stockholders. The compensation of our named executive officers received support from approximately 28% of the votes cast on the Say-on-Pay proposal.

The compensation committee has determined that the change in our organization structure to an externally managed REIT, with a fixed management fee of 1.05% of our stockholders’ equity, addresses the concerns expressed by our shareholders in the 2013 Say-on-Pay vote since we now pay no compensation to our named executive officers.  Moreover, we and the compensation committee believe that the management fee we pay compares favorably to that of our peers.

The compensation committee and the rest of our board of directors will continue to consider the outcome of future Say-on-Pay votes, as well as feedback received throughout the year, when making compensation decisions for our named executive officers, including any plan-based awards under our Incentive Plan.

Compensation Committee Report

The compensation committee of the company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Donnell A. Segalas (Chair)       John H. Schaefer       Jonathan D. Green       E. Wayne Nordberg

Summary Compensation Table

The table below sets forth the aggregate compensation we paid or accrued with respect to the three year period ended December 31, 2013, to our Chief Executive Officer and our Chief Financial Officer, our three highest paid other executive officers serving in their positions at December 31, 2013 and our former Chief Financial Officer and Treasurer (our “named executive officers”).

Name and Principal Position	Year	Salary	Bonus	All Other Compensation(1)	Total
Wellington J. Denahan	2013	$1,500,000	$0	$5,148	$1,505,148
Chairman and	2012	$3,000,000	$22,800,000	$10,129	$25,810,129
Chief Executive Officer	2011	$3,000,000	$32,000,000	$9,956	$35,009,956
Kevin G. Keyes	2013	$375,000	$0	$3,448	$378,448
President and Director	2012	$750,000	$6,240,000	$129	$6,990,129
	2011	$750,000	$6,350,000	$9,956	$7,109,956
Glenn A. Votek(2)	2013	$91,346	$0	$48	$91,394
Chief Financial Officer
James P. Fortescue(3)	2013	$375,000	$0	$5,148	$380,148
Former Chief Operating Officer	2012	$750,000	$6,240,000	$10,129	$7,000,129
	2011	$750,000	$6,350,000	$9,956	$7,109,956
Kristopher R. Konrad(4)	2013	$375,000	$0	$5,148	$380,148
Former Co-Chief Investment	2012	$750,000	$5,540,000	$10,129	$6,300,129
Officer	2011	$750,000	$6,350,000	$9,956	$7,109,956
Kathryn F. Fagan(5)	2013	$600,000	$0	$5,148	$605,148
Former Chief Financial Officer	2012	$1,200,000	$8,100,000	$10,129	$9,310,129
and Treasurer	2011	$1,200,000	$12,750,000	$9,956	$13,959,956

(1)	The amounts shown in this column reflects for each named executive officer:
•
matching contributions of $5,100 were made by us with respect to each of the named executive officers  pursuant to our Section 401(k) plan, other than to Mr. Keyes who initiated his participation in the plan later in the year.  His matching contribution was $3,400.

•	the premiums associated with term life insurance that we provide to our named executive officers.
(2)	Mr. Votek joined the company May 17, 2013 and was appointed Chief Financial Officer effective August 14, 2013.
(3)	Mr. Fortescue resigned from the company effective March 13, 2014.
(4)	Mr. Konrad resigned from the company effective March 17, 2014.
(5)	Ms. Fagan resigned as Chief Financial Officer effective August 14, 2013.

Grants of Plan-Based Awards

We did not grant our named executive officers any plan based awards in 2013.  All future grants of plan-based awards will reduce the management fee.  We describe our Plan in “Compensation Discussion and Analysis” above and in “Equity Compensation Plan Information” below.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about outstanding equity awards of our named executive officers as of the end of 2013.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Wellington J. Denahan	150,000			17.39	04/19/14
	150,000			17.07	07/07/15
	150,000			15.70	05/17/17
	200,000			16.46	05/08/18
	200,000			15.61	09/19/18
Kevin G. Keyes	-	-	-	-	-
Glenn A. Votek	-	-	-	-	-
James P. Fortescue(2)	20,000			17.39	04/19/14
	30,000			17.07	06/11/14
	40,000			15.70	06/11/14
	53,000			16.46	06/11/14
	53,000			15.61	06/11/14
	115,000			13.25	06/11/14
Kristopher R. Konrad(3)	20,000			17.39	04/19/14
	30,000			17.07	06/16/14
	40,000			15.70	06/16/14
	53,000			16.46	06/16/14
	53,000			15.61	06/16/14
	37,500			13.25	06/16/14
Kathryn F. Fagan(4)	-	-	-	-	-

(1)	All options listed above vested beginning on the first anniversary of date of grant at a rate of 25% per year over the first four years of the ten-year option term.
(2)	Mr. Fortescue resigned from the company effective March 13, 2014.
(3)	Mr. Konrad resigned from the company effective March 17, 2014.
(4)	Ms. Fagan resigned as Chief Financial Officer effective August 14, 2013.

Options Exercised and Stock Vested

The following table sets forth certain information with respect to our named executive officers regarding options exercised and stock vested during the calendar year 2013.

Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)
Wellington J. Denahan	100,000	$179,359
Kevin G. Keyes	-	-
Glenn Votek	-	-
James P. Fortescue	-	-
Kristopher R. Konrad	20,000	$49,600
Kathryn F. Fagan	-	-

Pension Benefits

We do not provide our named executive officers any benefits pursuant to defined benefit plans.  The only retirement plan in which our named executive officers were eligible to participate during 2013 was our 401(k) plan.   Following the externalization, all pension benefits to our named executive officers are provided by our Manager.

Nonqualified Deferred Compensation

We do not provide any nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change in Control

We had employment agreements with our named executive officers through July 1, 2013 that would have paid certain severance benefits in case of termination of employment with us under certain circumstances.  These employment agreements were terminated effective July 1, 2013 in connection with the externalization transaction.  As of December 31, 2013, no amounts would have been payable by us for any termination of service by any of our named executive officers.  In addition, as of December 31, 2013, all outstanding equity awards held by the named executive officers were fully vested, and therefore no additional vesting would have occurred for any termination of service with us as of that date.  No amounts would have been payable by us to any of the named executive officers upon a change in control as of December 31, 2013.

EQUITY COMPENSATION PLAN INFORMATION

On May 27, 2010, at our 2010 Annual Meeting of Stockholders, our stockholders approved the Incentive Plan.  The Incentive Plan authorizes the compensation committee of the board of directors to grant options, stock appreciation rights, dividend equivalent rights, or other share-based awards, including restricted shares up to an aggregate of 25,000,000 shares, subject to adjustments as provided in the Incentive Plan.  Existing awards made under our prior long term incentive plan remain effective.  Stock options are issued at the current market price on the date of grant.  The following table provides information as of December 31, 2013 concerning shares of our common stock authorized for issuance under our Incentive Plan and prior plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under Plan (excluding previously issued)
Equity compensation plans approved by security holders	3,581,752	$15.44	26,833,804
Equity compensation plans not approved by security holders	-	-	-
Total	3,581,752	$15.44	26,833,804

COMPENSATION OF DIRECTORS

We compensate only those directors who are our non-management directors.  Any member of our board of directors who is also an employee of our Manager does not receive additional compensation for serving on our board of directors.

During 2013, our compensation committee retained Frederic W. Cook & Co., Inc., a nationally-recognized compensation consulting firm (“F. W. Cook”), to assist the compensation committee in its review of the components of the compensation arrangements offered to our independent directors.  As part of this process, our compensation committee considered, among other things, the duties and responsibilities associated with their positions and emerging trends and best practices in director compensation.

Based upon the recommendations of F. W. Cook and our compensation committee’s review of F. W. Cook’s analysis, our compensation committee determined: (i) to leave unchanged the $100,000 annual fee that each director who is not an officer or employee receives for their services, which fee is payable in cash, (ii) to eliminate the fee that each non-management director receives for attendance, in-person or telephonically, of each meeting of the board of directors, (iii) to increase the annual fee that the chair of our audit committee will receive to $15,000 for his or her service in such capacity, (iv) to establish an annual fee of $10,000 that the chairs of each of our compensation committee, nominating/corporate governance committee, and risk committee will each receive for his or her service in such capacity, (v) to establish a fee of $1,500 for each meeting of any committee attended by an independent director, (vi) to eliminate the initial grant and annual grant of stock options to each non-management director, and (vii) to establish an annual grant to each non-management director of $135,000 in deferred stock units, or DSUs, on the date of each annual stockholders meeting at which he or she is serving as one of our directors.  Each DSU will be equivalent in value to one share of our common stock.  DSUs will be granted on the date of the annual stockholders meeting and vest immediately.  DSUs will be converted to shares of our common stock one year after the date of grant unless the director elects to defer the settlement of the DSUs to a later date pursuant to an election compliant with Section 409A of the Internal Revenue Code.  DSUs will not have voting rights.  DSUs pay dividend equivalents in either cash or additional DSUs at the election of the director.

We also will continue to reimburse our directors for their travel expenses incurred in connection with their attendance at full board and committee meetings.  Our non-management directors also remain eligible to receive restricted common stock, option and other stock-based awards under our equity incentive plan.

The compensation committee will, on an ongoing basis, continue to examine and assess our director compensation practices relative to our compensation philosophy and objectives, as well as competitive market practices and total stockholder returns, and will make modifications to the compensation programs, as deemed appropriate.

Director Stock Ownership Guideline

We have also adopted a stock ownership guideline for our independent directors that specifies that each independent director should strive to own an amount of our common stock which is three times their annual cash retainer.  Shares counting toward the guideline include shares that are owned outright, DSUs, and any other shares held in deferral accounts.  To facilitate achievement of the guideline, we have adopted and implemented a “retention ratio” that requires that until the specified ownership level is achieved, independent directors are required to retain and hold 50% of the net profit shares from DSUs.  Net profit shares are shares remaining after payment of income taxes upon settlement of the DSUs.  The independent directors are not required to make out-of-pocket purchases of stock to achieve the guideline; rather, the existing director equity compensation program would enable them to achieve the required ownership levels over time.

Director Compensation

The table below summarizes the compensation paid by us to our non-employee directors for the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)	DSU Awards($)	Total($)
Kevin P. Brady	128,500	135,000	263,500
Jonathan D. Green	128,000	135,000	263,000
Michael Haylon	113,500	135,000	248,500
John A. Lambiase	100,000	135,000	235,000
E. Wayne Nordberg	125,000	135,000	260,000
Donnell A. Segalas	114,000	135,000	249,000
John H. Schaefer	92,532	135,000	227,532

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our compensation committee is comprised solely of the following non-employee directors:  Messrs. Segalas (Chair), Green, Schaefer and Nordberg.  None of them is serving or has served as an officer or employee of us or any affiliate or has any other business relationship or affiliation with us, except his service as a director, and there are no other compensation committee interlocks that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934, as amended.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

This section discusses certain direct and indirect relationships and transactions involving us and certain persons related to us.

Management Agreement

At our annual stockholders meeting on May 23, 2013, our stockholders approved the entry by us into a management agreement, between us and our Manager, and the externalization of our company’s management function effective as of July 1, 2013. Under the terms of the management agreement, the Manager is responsible for administering our business activities and day-to-day operations, subject to the supervision and oversight of our board. The Manager is supervised and directed by our board and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services. The Manager performs such other services and activities relating to our assets and operations as may be appropriate. In exchange for these services, the Manager receives a management fee paid monthly in arrears in an amount equal to one-twelfth of 1.05% of our shareholders equity (as defined in the management agreement).  We incurred approximately $167 million in management fees under the management agreement during the year ended December 31, 2013 which includes a pro forma adjustment as if we were managed by the Manager from January 1, 2013 until July 1, 2013.

The management agreement provides that certain of the executive officers initially provided to us by the Manager pursuant to the management agreement must own, respectively, an amount of our shares of common stock equal to at least six times their respective 2012 base salaries within three years from July 1, 2013.  Our executive officers subject to this requirement are Wellington J. Denahan, Kevin G. Keyes and R. Nicholas Singh.

The management agreement provides that the Manager is prohibited from managing, operating, joining, controlling, participating in, or advising any real estate investment trust whose principal business strategy is based on or who engaged in the trading, sales or management of mortgage-backed securities in any geographical region in which we engage in such business. Additionally, Wellington J. Denahan, Kevin G. Keyes and R. Nicholas Singh have entered into employment contracts with the Manager which prohibit them from competing with us for one year after their employment terminates if they are terminated for cause or they voluntarily terminate their employment with the Manager (other than for good reason).

The management agreement may be amended or modified by agreement between us and the Manager. The initial term of the management agreement expires on December 31, 2014 and will be automatically renewed for a one year term each anniversary date thereafter unless previously terminated as described below. There is no termination fee for a termination of the management agreement by either us or the Manager.

Two-thirds of our independent directors or the holders of a majority of the outstanding shares of common stock may terminate the management agreement for any or no reason, at any time upon one hundred eighty (180) days prior written notice. The Manager may also terminate the management agreement upon one hundred eighty (180) days prior written notice.

We may terminate the management agreement effective immediately upon written notice from us to the Manager for cause.  These events include fraud, embezzlement, gross negligence, material breach of the management agreement not cured within a specified time period, and the Manager’s bankruptcy or dissolution.  In addition, the management agreement provides for automatic termination upon a sale of the Manager without the prior consent of the independent members of our board of directors.

The Manager may terminate the management agreement effective immediately upon written notice in the event of a material breach of the management agreement by us that is not cured within a specified time period. The Manager may also terminate the management agreement in the event we become required to register as an “investment company” under the Investment Company Act of 1940, as amended, with such termination deemed to have occurred immediately prior to such event.

The Manager

The Manager is Annaly Management Company LLC, a Delaware limited liability company.  The Manager is owned by our management.  Our Manager is responsible for paying all compensation expense associated with managing us and our subsidiaries.  We pay our Manager a management fee and our Manager uses the proceeds from the management fee to pay compensation to its officers and personnel, including our executive officers.  The owners of the Manager are entitled to receive any profit the Manager earns from the management fee either in the form of distributions by our Manager or increased value of their ownership interests in the Manager.

Employment of Related Persons

Alexandra Denahan is the sister of Wellington J. Denahan, our Chairman of the board of directors and Chief Executive Officer, and is employed by FIDAC as Managing Director.  Ms. Alexandra Denahan is not an executive officer.  Matthew J. Lambiase is the son of our director, John A. Lambiase, and is employed by FIDAC as Managing Director.  Mr. Matthew Lambiase is not an executive officer.  The compensation paid by our subsidiaries to these individuals reduces the management fee we pay to our Manager on a dollar for dollar basis.  As a result, our Manager effectively pays their compensation.

Approval of Related Person Transactions

Each of our directors, director nominees and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us.  We review these questionnaires and, if we determine it to be necessary, discuss any reported transactions with the entire board of directors.  We do not, however, have a formal written policy for approval or ratification of such transactions, and all such transactions are evaluated on a case-by-case basis.  If we believe a transaction is significant to us and raises particular conflict of interest issues, we will discuss it with our legal counsel, and if necessary, we will form an independent board committee which has the right to engage its own legal and financial counsel to evaluate and approve the transaction.

REPORT OF THE AUDIT COMMITTEE

Since our inception, we have had an audit committee composed entirely of non-employee directors.  The members of the audit committee meet the independence and experience requirements of the New York Stock Exchange.  The board of directors has determined that Mr. Brady is the audit committee financial expert and is an independent director within the meaning of the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.  In 2013, the Committee met five times.  The audit committee has adopted a written charter outlining the practices it follows.  A full text of our audit committee charter is available for viewing on our website at www.annaly.com.  Any changes in the charter or key practices will be reflected on our website.

In performing all of its functions, the audit committee acts only in an oversight capacity and, necessarily, in its oversight role, the audit committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of our annual financial statements to generally accepted accounting principles and on the effectiveness of our internal control over financial reporting as of year-end.

The audit committee has reviewed and discussed our audited financial statements with management and with Ernst & Young LLP, our independent auditors for 2013.

The audit committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61.

The audit committee has received from Ernst & Young LLP the written statements required by PCAOB Rule No. 3526, “Communications with Audit Committees Concerning Independence,” and has discussed Ernst & Young LLP’s independence with Ernst & Young LLP, and has considered the compatibility of non-audit services with the auditor’s independence.

In reliance on these reviews and discussions, and the report of the independent registered public accounting firm, the audit committee has recommended to our board of directors, and our board of directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission. The audit committee also recommends the selection of Ernst & Young LLP to serve as independent public accountants for the year ending December 31, 2014.

The foregoing report has been furnished by the current members of the audit committee:

Kevin P. Brady (Chair)       Jonathan D. Green       Michael Haylon       John H. Schaefer

PROPOSAL 2 APPROVAL OF A NON-BINDING ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

Our board of directors is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters.  We are providing this advisory vote as required pursuant to Section 14A of the Securities Exchange Act.  The stockholder vote will not be binding on us or the board of directors, and it will not be construed as overruling any decision by us or the board of directors or creating or implying any change to, or additional, fiduciary duties for us or the board of directors.

As described in detail under the heading “Executive Officers and Compensation” above, we are externally managed by our Manager pursuant to the management agreement between our manager and us. In 2013, we compensated employees only for the period prior July 1, 2013, the effective date of the externalization. We were reimbursed for all amounts we paid our employees, including all of our named executive officers, pursuant to a pro forma calculation of our management fee which was prepared as if we were managed by the Manager beginning on January 1, 2013.  Our named executive officers’ compensation was derived from the management fees we pay to our Manager.

While this vote is advisory and not binding on us, it will provide information to us and the compensation and nominating/corporate governance committees regarding shareholder sentiment about our executive compensation philosophy, policies and practices, which the compensation and governance committee will be able to consider when determining whether the management fee payable pursuant to the management agreement is appropriate. Our Manager is responsible for paying all compensation expense associated with managing us and our subsidiaries.  We pay our Manager a management fee and our Manager will use the proceeds from the management fee to pay compensation to its officers and personnel, including our executive officers.  Our Manager will make all decisions relating to the compensation of our officers and personnel, including our executive officers, based on such factors as our Manager may determine are appropriate.

For these reasons, the board of directors recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THIS RESOLUTION.

PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP, or Ernst & Young, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014, and shareholders are asked to ratify the selection at the Annual Meeting.  We expect that representatives of Ernst & Young will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.  If the appointment of Ernst & Young is not ratified, our audit committee will reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2014.

Relationship with Independent Registered Public Accounting Firm

In addition to performing the audits of our financial statements and management’s assessment of the effectiveness of the internal control over financial reporting, Ernst & Young and its affiliated entities, or E&Y, provided audit-related services for us during 2013 and 2012.  The aggregate fees billed for 2013 by E&Y and 2012 by E&Y for each of the following categories of services are set forth below:

Audit Fees: The aggregate fees billed by E&Y for audit and reviews of our 2013 financial statements were $1,275,000.  The aggregate fees billed by E&Y for audit and reviews of our 2012 financial statements were $875,000.

Audit-Related Fees:  The aggregate fees billed by E&Y for audit related services during 2013 were $216,205. The aggregate fees billed by E&Y for audit-related services during 2012 were $173,280.  The audit-related services in 2013 and 2012 principally included due diligence and accounting consultation.

Tax Fees:  The aggregate fees billed by E&Y for tax services for 2013 were $90,500.  The aggregate fees billed by E&Y for tax services for 2012 were $84,500.

All Other Fees:  The aggregate fees billed by E&Y for all other services for 2013 were $72,125.  The aggregate fees billed by E&Y for all other services for 2012 were $18,109 and principally included consulting services.

The audit committee has also adopted policies and procedures for pre-approving all non-audit work performed by our independent registered public accounting firm.  Specifically, the audit committee pre-approved the use of E&Y for the following categories of non-audit services: SEC filings, including comfort letters, consents and comment letters; accounting consultations on matters addressed during the audit or interim reviews; review, including the issuance of a comfort letter, relating to commercial asset securitizations; and tax compliance and consultations.  Our audit committee approved the hiring of E&Y to provide all of the services detailed above prior to such independent registered public accounting firm’s engagement.  None of the services related to the Audit-Related Fees described above was approved by the audit committee pursuant to a waiver of pre-approval provisions set forth in applicable rules of the Securities and Exchange Commission.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that based solely upon our review of copies of forms we have received or written representations from reporting persons, during the fiscal year ended December 31, 2013, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to our officers, directors and beneficial owners of more than ten percent of our common stock were complied with on a timely basis except that each of our non-management directors failed to timely file one Form 4 related to the grant of DSUs which have subsequently been disclosed on their respective Form 5s.  The company files the required reports on behalf of its executive officers and directors.

ACCESS TO FORM 10-K

On written request, we will provide without charge to each record or beneficial holder of our common stock as of March 28, 2014 a copy of our annual report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission.  You should address your request to Investor Relations, Annaly Capital Management, Inc., 1211 Avenue of the Americas, Suite 2902, New York, New York 10036 or email your request to us at investor@annaly.com.

We make available on our website, www.annaly.com, under “Investor Relations/SEC Filings,” free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC.

STOCKHOLDER PROPOSALS

Any stockholder intending to present a proposal at our 2015 Annual Meeting of Stockholders and have the proposal included in the proxy statement for such meeting must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than December 12, 2014.

Pursuant to our current Bylaws, any stockholder intending to nominate a director or present a proposal at an annual meeting of our stockholders, that is not intended to be included in the proxy statement for such annual meeting, must notify us in writing not less than 120 days nor more than 150 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting.  Accordingly, any stockholder who intends to submit such a nomination or such a proposal at our 2015 Annual Meeting of Stockholders must notify us in writing of such proposal by December 12, 2014, but in no event earlier than November 12, 2014.

Any such nomination or proposal should be sent to Secretary, Annaly Capital Management, Inc., 1211 Avenue of the Americas, Suite 2902, New York, NY 10036 and, to the extent applicable, must include the information required by our Bylaws.

OTHER MATTERS

As of the date of this proxy statement, the board of directors does not know of any matter that will be presented for consideration at the annual meeting other than as described in this proxy statement.

ANNALY

ANNALY CAPITAL MANAGEMENT, INC.
1211 AVE. OF THE AMERICAS
SUITE 2902
NEW YORK, NY 10036
ATTN: GLENN A. VOTEK

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

	For	Against	Abstain
1. Election of Directors			
1a. Jonathan D. Green	☐	☐	☐
1b. John H. Schaefer	☐	☐	☐
1c. Francine J. Bovich	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:

	For	Against	Abstain
2. The proposal to approve a non-binding advisory resolution on executive compensation.	☐	☐	☐
3. Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the 2014 fiscal year.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000208042_1 R1.0.0.51160

ANNALY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2013 ANNUAL REPORT TO STOCKHOLDERS, 2014 NOTICE & PROXY STATEMENT is/are available at www.proxyvote.com .

ANNALY CAPITAL MANAGEMENT, INC.
Annual Meeting of Stockholders
May 22, 2014
This proxy is solicited by the Board of Directors

Revoking all prior proxies, the undersigned hereby appoints Wellington Denahan and R. Nicholas Singh, and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of Common Stock, par value $.01 per share, of Annaly Capital Management, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Warwick Hotel, 65 West 54th Street, New York, New York 10019, commencing at 9:00 a.m., New York time, on Thursday, May 22, 2014, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated below.

Continued and to be signed on reverse side

0000208042_2 R1.0.0.51160